Exhibit 21.1

SUBSIDIARIES OF RADICA GAMES LIMITED




                                                     State or Country
Name of Subsidiary                                   in Which Organized
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UNITED STATES

Radica Enterprises Ltd                               Nevada
(Operates as Radica USA Ltd)
 - Leda Media Products Ltd (dormant)                 UK

Disc, Inc.                                           Nevada
(Operates as Radica Innovations)


INTERNATIONAL

Radica Limited                                       Hong Kong
 - Radica China Ltd                                  British Virgin Islands
     - Dongguan Radica Games Manufactory Co. Ltd     People's Republic of China
 - RadMex S.A. de C.V. (dormant)                     Mexico

Radica Sales (HK) Ltd                                Hong Kong

Radica Innovations (UK) Ltd                          UK

Radica Europe Ltd                                    UK
 - Radica U.K. Ltd                                   UK
     - LMP (HK) Ltd (dormant)                        Hong Kong